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[TURBODYNE LOGO]



                   TURBODYNE FILES AMENDMENT TO ANNUAL REPORT



CARPINTERIA, CALIFORNIA - AUGUST 18, 2000 - Turbodyne Technologies Inc. (EASDAQ:
TRBD) filed an amendment to its Annual Report on Form 10-K405/A with the U.S. Securities and Exchange Commission and with the Market Authority of EASDAQ. The complete filing is available at http://www.freeedgar.com or through the respective link on the Company's homepage.

Turbodyne Technologies Inc., a California based high technology company, specializes in the development of charging technology for internal combustion engines plus the development and manufacturing of high-tech assemblies for electrically assisted turbochargers and superchargers. Turbodyne Technologies Inc.'s headquarters is located in Carpinteria, CA; the European business location is Frankfurt, Germany. Additional information about the company is available on the Internet at http://www.turbodyne.com.

Contacts:

Kenneth Fitzpatrick, VP Group Finance - Investor Relations: (800) 566-1130 Markus Kumbrink, Turbodyne Europe Investor Relations: +49-69-69-76-73-13

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